SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 29, 2004

UNITED AUTO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12297	22-3086739
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2555 Telegraph Rd
Bloomfield Hills, MI		48302-0954
(Address of Principal Executive Offices)		(Including Zip Code)

248-648-2500
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events

     On April 29, 2004, United Auto Group issued a press release announcing approval by its Board of Directors of a dividend in the amount of $0.10 per share on June 1, 2004 to holders of record as of May 10, 2004, as more fully discussed in the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

Exhibit 99.1 Press Release dated April 29, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2004	United Auto Group, Inc.
	By:	/s/ Robert H. Kurnick, Jr.
Robert H. Kurnick, Jr.
Executive Vice President

EXHIBIT INDEX

Exhibit 99.1	Press Release dated April 29, 2004